EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

A.  As of December 31, 2005 the following are subsidiaries more than 50% owned
(included in the consolidated financial statements):

<CAPTIONS>
                                             Jurisdiction of      Percentage
   Name                                      Incorporation        Owned
-------------------------------------------  ---------------      ----------
Trans-Lux Canada Ltd.                        Canada               100%
Trans-Lux Castle Rock Corporation (2)        Colorado             100
Trans-Lux Cinema Consulting Corporation (4)  California           100
Trans-Lux Cocteau Corporation (6)            New Mexico           100
Trans-Lux Colorado Corporation (6)           Colorado             100
Trans-Lux Desert Sky Corporation (6)         Arizona              100
Trans-Lux Display Corporation                Delaware             100
Trans-Lux DreamCatcher Corporation (6)       New Mexico           100
Trans-Lux Durango Corporation (5)            Colorado             100
Trans-Lux Experience Corporation             New York             100
Trans-Lux Four Corners Corporation (5)       New Mexico           100
Trans-Lux High Five Corporation (6)          Colorado             100
Trans-Lux Holding Corporation                Connecticut          100
Trans-Lux Investment Corporation             Delaware             100
Trans-Lux Laramie Corporation (6)            Wyoming              100
Trans-Lux Loma Corporation (6)               New Mexico           100
Trans-Lux Los Lunas Corporation (5)          New Mexico           100
Trans-Lux Loveland Corporation (6)           Colorado             100
Trans-Lux Midwest Corporation                Iowa                 100
Trans-Lux Montezuma Corporation (5)          New Mexico           100
Trans-Lux Movie Operations Corporation (4)   Texas                100
Trans-Lux Multimedia Corporation             New York             100
Trans-Lux New Mexico Corporation (6)         New Mexico           100
Trans-Lux Pennsylvania Corporation (2)       Pennsylvania         100
Trans-Lux Real Estate Corporation (4)        Texas                100
Trans-Lux Seaport Corporation                New York             100
Trans-Lux Service Corporation                New York             100
Trans-Lux Skyline Corporation (6)            Colorado             100
Trans-Lux Southwest Corporation (6)          New Mexico           100
Trans-Lux Starlight Corporation (6)          New Mexico           100
Trans-Lux Storyteller Corporation (6)        New Mexico           100
Trans-Lux Summit Corporation (5)             Colorado             100
Trans-Lux Syndicated Programs Corporation    New York             100
Trans-Lux Taos Corporation (5)               New Mexico           100
Trans-Lux Theatres Corporation (1)           Texas                100
Trans-Lux Valley Corporation (5)             Arizona              100
Trans-Lux West Corporation                   Utah                 100
Trans-Lux Wyoming Corporation (5)            Wyoming              100

(1) Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2) Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3) Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4) Wholly-owned subsidiary of Trans-Lux Holding Corporation.
(5) Wholly-owned subsidiary of Trans-Lux Real Estate Corporation.
(6) Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation.



B. Other entity (accounted for in the Consolidated Financial Statements under the equity method):

     MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.